Exhibit 99.1
TerraForm Power Operating, LLC Launches Amended and Restated Consent Solicitation Related to Senior Notes
Bethesda, MD, August 19, 2016 (GLOBENEWSWIRE) - TerraForm Power, Inc. (Nasdaq: TERP) (the “Company”), an owner and operator of clean energy power plants, today announced that its subsidiary TerraForm Power Operating, LLC (“TerraForm Power”) has launched the amended and restated solicitation of consents (the “Consent Solicitation”) from holders of record as of 5:00 p.m., New York City time, on August 16, 2016 (the “Record Date”) of its 5.875% Senior Notes due 2023 (the “2023 Notes”) and its 6.125% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Notes” and each, a “series of the Notes”) to obtain waivers (collectively, the “Proposed Waiver”) relating to certain reporting covenants under the indenture dated as of January 28, 2015 (as supplemented, the “January 2015 Indenture”) with respect to the 2023 Notes, and the indenture dated as of July 17, 2015 (as supplemented, the “July 2015 Indenture” and, together with the January 2015 Indenture, the “Indentures”) with respect to the 2025 Notes, in each case among TerraForm Power, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), and to effectuate certain amendments to the respective Indentures (collectively, the “Proposed Amendments” and, together with the Proposed Waiver, the “Proposed Waiver and Amendments”). The Consent Solicitation amends and restates the terms of the solicitation of consents of holders of the Notes by TerraForm Power, as set forth in the Consent Solicitation Statement and the related Letter of Consent, each dated June 24, 2016, and as extended. Any holder that previously consented to the consent solicitation as set forth in the Consent Solicitation Statement and the related Letter of Consent, each dated June 24, 2016 (prior to the amendment and restatement on the date hereof), is required to re-submit its consent to the Proposed Waiver and Amendments by properly completing and executing the Letter of Consent (as amended and restated on the date hereof) in accordance with the instructions set forth in the Consent Solicitation Statement and the related Letter of Consent (in each case as amended and restated on the date hereof) in order to receive the Consent Fee (as defined below).
The Proposed Waiver would waive any and all Defaults or Events of Default (as such terms are defined in the respective Indentures) existing as of the Waiver Effectiveness Date (as described below and in the Consent Solicitation Statement), and the consequences thereof, with respect to any failure to comply with the respective Indentures, the respective Notes or the respective Note Guarantees (as defined in the respective Indentures) that may have occurred, directly or indirectly, as a result of, arising from, relating to or in connection with a failure to comply with the covenants set forth in Section 4.03 of the respective Indentures other than those under Section 4.03(a)(3) thereof relating to current reports on Form 8-K (such covenants, other than those under Section 4.03(a)(3) thereof, being referred to herein as the “Annual and Quarterly Reporting Covenants”) and (ii) compliance with the Annual and Quarterly Reporting Covenants, in each case from the Waiver Effectiveness Date until 5:00 p.m., New York City time, on December 6, 2016 (such time and date, the “Waiver Expiration Date”), if TerraForm Power has not, by the Waiver Effectiveness Date, filed with the Securities and Exchange Commission (the “SEC”) or made publicly available all annual and quarterly reports that would have been required to be so filed or made publicly available pursuant to the Annual and Quarterly Reporting Covenants and cured each Default or Event of Default in connection therewith.
The Consent Solicitation will expire at 5:00 p.m., New York City time, on August 26, 2016, unless extended or earlier terminated by TerraForm Power in its sole discretion (the “Consent Date”).
TerraForm Power’s obligation to accept consents, pay the Consent Fee and effect the Proposed Amendments with respect to the 2023 Notes is conditioned on, among other things, there being validly delivered and unrevoked consents from the holders of not less than a majority in aggregate principal amount of the 2023 Notes and the Proposed Waiver having become effective under the January 2015 Indenture, simultaneously with payment of such Consent Fee and effectuation of such Proposed Amendments, and TerraForm Power’s obligation to accept consents, pay the Consent Fee and effect the Proposed Amendments with respect to the 2025 Notes is conditioned on, among other things, there being validly delivered and unrevoked consents from the holders of not less than a majority in aggregate principal amount of the 2025 Notes and the Proposed Waiver having become effective under the July 2015 Indenture, simultaneously with payment of such Consent Fee and effectuation of such Proposed Amendments (respectively, the “Requisite Consents”). TerraForm Power is offering each holder of the respective series of the Notes that consents

(with respect to such series of the Notes, a “Consenting Holder”) to the Proposed Waiver and Amendments a consent fee (the “Consent Fee”) of $5.00 per $1,000 principal amount of such series of the Notes held by such holder as to which TerraForm Power receives and accepts consents. If the Requisite Consents with respect to a series of the Notes are received on or prior to the Consent Date, TerraForm Power will be deemed to have accepted the consents related to such series of the Notes if, as and when it pays the Consent Fee in respect thereof, at which time the Proposed Waiver and Amendments will become effective. The date and time at which the Proposed Waiver will become effective is referred to as the Waiver Effectiveness Date. In addition, under the Proposed Waiver, in the event that (x) the Company publicly announces at any time a binding transaction that has been approved by the Board of Directors of the Company and which, if consummated, would constitute either a Change of Control (as defined in the respective Indentures) or a Qualifying Acquisition (as defined in the Consent Solicitation Statement) (such transaction, an “M&A Transaction”) and (y) such M&A Transaction includes an offer by TerraForm Power (or one of its affiliates) or a potential acquiror (or one of its affiliates) to each Holder (as defined in the respective Indentures) of the respective Notes to repurchase all or any part of that Holder’s respective Notes at a purchase price in cash at least equal to 101% of the aggregate principal amount of such respective Notes repurchased, plus accrued and unpaid interest, if any, on such respective Notes repurchased to the date of repurchase (such an offer, a “Repurchase Offer”), compliance with the Annual and Quarterly Reporting Covenants will be suspended beginning on the date of such public announcement and the Proposed Waiver will continue in full force and effect regardless of the Waiver Expiration Date; provided that such suspension of compliance with the Annual and Quarterly Reporting Covenants shall cease on the date that is six months following the date of such public announcement if (a) such M&A Transaction has not been consummated within such six months and (b) the Company has not publicly announced any other M&A Transaction with an accompanying Repurchase Offer within such six months (it being understood that, in the case of a public announcement of such other M&A Transaction with an accompanying Repurchase Offer, a renewed six month suspension period will begin on the date of such public announcement); provided, further, that if such M&A Transaction has been consummated within such six months (it being understood that such M&A Transaction shall have met the requirement of the preceding clause (y) relating to a Repurchase Offer), (x) any and all Defaults or Events of Default existing as of the consummation of such M&A Transaction, and the consequences thereof, with respect to any failure to comply with the respective Indentures, the respective Notes or the respective Note Guarantees that may have occurred, directly or indirectly, as a result of, arising from, relating to or in connection with a failure to comply with the Annual and Quarterly Reporting Covenants will be waived and (y) compliance with the Annual and Quarterly Reporting Covenants will be waived with respect to any fiscal quarter or fiscal year (other than (i) the first full fiscal quarter that begins after the consummation of such M&A Transaction and any subsequent fiscal quarter thereafter and (ii) the first full fiscal year that begins after the consummation of such M&A Transaction and any subsequent fiscal year thereafter) (it being understood that, with respect to each such fiscal period in (i) and (ii) of this clause (y), compliance with the Annual and Quarterly Reporting Covenants shall again apply).
Copies of the Consent Solicitation Statement and the Letter of Consent (in each case as amended and restated on the date hereof) may be obtained by holders of the Notes from the Tabulation Agent for the Consent Solicitation, Global Bondholder Services Corporation, at (866) 794-2200.
Citigroup Global Markets Inc. is the Solicitation Agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to Citigroup Global Markets Inc., at (800) 558-3745 and (212) 723-6106.
None of TerraForm Power, the Tabulation Agent, the Solicitation Agent, the Trustee or any of their respective affiliates makes any recommendation as to whether holders of the Notes should deliver their consent to the Proposed Waiver pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Each holder of the Notes must make its own decision as to whether to give its consent.
THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A SOLICITATION OF CONSENTS IN ANY JURISDICTION.
THE CONSENT SOLICITATION IS BEING MADE ONLY PURSUANT TO THE CONSENT SOLICITATION STATEMENT AND THE LETTER OF CONSENT (IN EACH CASE AS AMENDED AND RESTATED ON THE DATE HEREOF) THAT THE TABULATION AGENT WILL DISTRIBUTE TO HOLDERS OF THE NOTES. HOLDERS OF THE NOTES SHOULD CAREFULLY READ SUCH CONSENT SOLICITATION STATEMENT AND LETTER OF CONSENT PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE CONSENT SOLICITATION, BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE CONSENT SOLICITATION.
About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.
Contacts:
Investors:

Brett Prior
TerraForm Power
bprior@terraform.com
(650) 889-8628

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449

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